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Exhibit 5.2

August 31, 2011

Gasco Energy, Inc.
8 Inverness Drive East, Suite 100
Englewood, Colorado 80112

Re:    Registration Statement on Form S-3

Ladies and Gentlemen:

        We have acted as counsel for Gasco Energy, Inc., a Nevada corporation (the "Company") and certain other subsidiaries of the Company, with respect to certain legal matters in connection with the preparation of a Registration Statement on Form S-3 filed on the date hereof and to which this opinion is an exhibit (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the offer from time to time, pursuant to Rule 415 under the Securities Act, of up to $100,000,000 of:

            (i)  debt securities of the Company, which may be either senior or subordinated and may be issued in one or more series, consisting of notes, debentures or other evidences of indebtedness (the "Debt Securities");

           (ii)  guarantees of the Debt Securities (the "Guarantees") by the Company's subsidiaries listed as co-registrants in the Registration Statement (the "Subsidiary Guarantors");

          (iii)  shares of the Company's common stock, par value $0.0001 per share (including attached preferred share purchase rights) ("Common Stock");

          (iv)  shares of the Company's preferred stock, par value $0.001 per share (the "Preferred Stock");

           (v)  warrants for the purchase of Debt Securities, Preferred Stock, Common Stock or securities of third parties or other rights (the "Warrants");

          (vi)  the right to purchase or sell Debt Securities, Common Stock, Preferred Stock, currencies and commodities or any combination thereof that may be offered in the form of Purchase Contracts (the "Purchase Contracts"); and

         (vii)  units consisting of two or more of Debt Securities, Common Stock, Preferred Stock, Warrants, Purchase Contracts or any combination thereof that may be offered in the form of units (the "Units," and together with the Debt Securities, Guarantees, Common Stock, Preferred Stock, Warrants and Purchase Contracts, the "Securities").

        The Securities will be offered in amounts, at prices and on terms to be determined in light of market conditions at the time of sale and to be set forth in supplements (each a "Prospectus Supplement") to the prospectus contained in the Registration Statement (the "Prospectus").

        We have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement, (ii) the form of Senior Indenture, filed as an exhibit to the Registration Statement (the "Senior Indenture"), (iii) the form of Subordinated Indenture, filed as an exhibit to the Registration Statement (the "Subordinated Indenture" and, together with the Senior Indenture, the "Indentures"), (iv) the Company's Amended and Restated Articles of Incorporation, as amended, and the Company's Second Amended and Restated Bylaws, (v) other formation and organizational documents, as applicable, of the Subsidiary Guarantors and (vi) such other certificates, statutes and other instruments and documents as we considered appropriate for purposes of the opinions hereafter expressed. In addition, we reviewed such questions of law as we considered appropriate.

Vinson & Elkins LLP Attorneys at Law	666 Fifth Avenue, Suite 2500
Abu Dhabi Austin Beijing Dallas Dubai Hong Kong Houston London	New York, New York
Moscow New York Palo Alto Riyadh Shanghai Tokyo Washington	Tel 212.237.0000 Fax 212.237.0100 www.velaw.com

        As to any facts material to the opinions contained herein, we have made no independent investigation of such facts and have relied, to the extent that we deem such reliance proper, upon certificates of public officials and officers or other representatives of the Company.

        In connection with rendering the opinions set forth below, we have assumed that (i) all information contained in all documents reviewed by us is true and correct; (ii) all signatures on all documents examined by us are genuine; (iii) all documents submitted to us as originals are authentic and all documents submitted to us as copies conform to the originals of those documents; (iv) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective and comply with all applicable laws; (v) one or more Prospectus Supplements will have been prepared and filed with the Commission describing the Securities offered thereby and will comply with all applicable laws; (vi) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner specified in the Registration Statement and the applicable Prospectus Supplement; (vii) the applicable Indenture, and any supplemental indenture relating to a particular series of Debt Securities to be issued under such Indenture, will be duly authorized, executed and delivered by the parties thereto in substantially the form reviewed by us; (viii) any definitive warrant agreement, rights agreement or similar agreement with respect to the Warrants, the Purchase Contracts or the Units, as the case may be, will be duly authorized, executed and delivered by the parties thereto; (ix) at the time of any offering or sale of any Common Stock and/or Preferred Stock, the Company shall have such number of shares of Common Stock and/or Preferred Stock, as set forth in such offering or sale, authorized or created and available for issuance; (x) the form and terms of any Securities, the issuance, sale and delivery thereof by the Company and the Subsidiary Guarantors, as applicable, and the incurrence and performance of their obligations thereunder or in respect thereof in accordance with the terms thereof, will be in full compliance with, and will not violate, the formation documents and agreements of the Company and the Subsidiary Guarantors, as applicable, or any applicable law, rule, regulation, order, judgment, decree, award or agreement binding upon any of them, or to which the issuance, sale and delivery of such Securities, or the incurrence and performance of such obligations, may be subject, or violate any applicable public policy, or be subject to any defense in law or equity; (xi) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; and (xii) any Securities issuable upon conversion, exchange or exercise of any Security being offered will have been duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise.

        Based on the foregoing, and subject to the assumptions, qualifications, limitations, and exceptions set forth herein, we are of the opinion that:

  1.
  With respect to Debt Securities and Guarantees, when (i) the applicable Indenture relating to the Debt Securities and, if applicable, the related Guarantees, has been duly qualified under the Trust Indenture Act of 1939, as amended; (ii) the Company and the Subsidiary Guarantors, as applicable, have taken all necessary action to approve the issuance and terms of such Debt Securities and, if applicable, Guarantees, the terms of the offering thereof and related matters; (iii) the terms of such Debt Securities and, if applicable, Guarantees and of their issuance and sale have been duly established in conformity with the applicable Indenture so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company or the Subsidiary Guarantors, as applicable, and so as to comply with any requirements or restrictions imposed by any court or governmental body having jurisdiction over the Company or the Subsidiary Guarantors, as applicable, and (iv) such Debt Securities and, if applicable, the related Guarantees, have been duly executed, authenticated, issued and delivered in accordance with the provisions of the applicable Indenture and the applicable definitive purchase, underwriting or similar agreement approved by the Company and the Subsidiary Guarantors, as applicable, upon payment of the consideration for such Debt Securities as provided therein, and issued and sold as contemplated in the Prospectus Supplement and Prospectus, such Debt Securities and, if applicable, Guarantees, will be legally issued and will constitute valid and legally binding obligations of the Company and the Subsidiary Guarantors, as applicable, enforceable against the Company and the Subsidiary Guarantors, as applicable, in accordance with their terms, except as such enforcement is subject to any applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium and similar laws relating to or affecting creditors' rights generally and to general equitable principles (regardless of whether enforcement is sought in a proceeding in equity or at law).

  2.
  With respect to Warrants, when (i) the Company has taken all necessary action to approve the issuance and terms of the Warrants, the terms of the offering thereof and related matters and (ii) the Warrants have been executed, issued and delivered in accordance with the terms of any applicable warrant agreement or similar agreement and the applicable definitive purchase, underwriting or other agreement, upon payment of the consideration for such Warrants as provided therein, and issued and sold as contemplated in the Prospectus Supplement and Prospectus, such Warrants will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium and similar laws relating to or affecting creditors' rights generally and to general equitable principles (regardless of whether enforcement is sought in a proceeding in equity or at law).

  3.
  With respect to Purchase Contracts, when (i) the Company has taken all necessary action to approve the issuance and the terms of the Purchase Contracts, the terms of the offering and related matters and (ii) the Purchase Contracts have been executed, issued and delivered in accordance with the terms of any applicable purchase contract agreement or similar agreement and the applicable definitive purchase, underwriting or similar agreement upon payment of the consideration therefor provided for therein, and issued and sold as contemplated in the Prospectus Supplement and Prospectus, such Purchase Contracts will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium and similar laws relating to or affecting creditors' rights generally and to general equitable principles (regardless of whether enforcement is sought in a proceeding in equity or at law).

  4.
  With respect to Units, when (i) the Company has taken all necessary action to approve the issuance and the terms of the Units, the terms of the offering and related matters and (ii) the Units have been executed, issued and delivered in accordance with the terms of any applicable unit agreement or similar agreement and the applicable definitive purchase, underwriting or similar agreement upon payment of the consideration therefor provided therein, and issued and sold as contemplated in the Prospectus Supplement and Prospectus, the Units will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium and similar laws relating to or affecting creditors' rights generally and to general equitable principles (regardless of whether enforcement is sought in a proceeding in equity or at law).

        With respect to our opinions expressed above, as they relate to Debt Securities denominated in a currency other than U.S. dollars, we note that effective enforcement of a foreign currency claim in the New York State courts or the federal courts sitting in the State of New York may be limited by requirements that the claim (or a foreign currency judgment in respect of such claim) be converted to U.S. dollars at the rate of exchange prevailing on a specified date. We express no opinion as to whether a federal court sitting in the State of New York would award a judgment in a currency other than U.S. dollars.

        We express no opinions concerning (a) the validity or enforceability of any provisions contained in the Indentures that purport to waive or not give effect to rights to notices, defenses, subrogation or other rights or benefits that cannot be effectively waived under applicable law or (b) the enforceability of indemnification provisions to the extent they purport to relate to liabilities resulting from or based upon negligence or any violation of federal or state securities or blue sky laws.

        The foregoing opinions are limited in all respects to the Delaware Limited Liability Company Act and the Delaware General Corporation Law (including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting these laws), the laws of the State of New York and the federal laws of the United States of America. We express no opinion as to the effect of the laws of any other jurisdiction, domestic or foreign, or to any matter other than as expressly set forth above, and no opinion on any other matter may be inferred or implied herefrom.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the prospectus forming a part of the Registration Statement under the caption "Legal Matters." In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations thereunder.

Very truly yours,
/s/ Vinson & Elkins L.L.P.

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  Exhibit 5.2